Exhibit 99.1

              RushTrade Names Gary Mednick to Head New York Branch
            Former Executive Served at Early Direct Access Companies

DALLAS, TEXAS (September 7, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") announced today its broker/dealer subsidiary, RushTrade Securities, Inc., has engaged Gary Mednick as Regional Director of its new office in New York.

Mr. Mednick brings to RushTrade expertise and leadership in Direct Access/Online brokerage firm sales, marketing, business development, trading and operations. He is a 24-year veteran of the brokerage industry, having served as an executive officer and principle at some of the earliest and largest Direct Access brokerage firms. From February 2003 to February 2005, Mr. Mednick was the President of AB Watley Direct, Inc., and from July 1994 to September 2001, he was the CEO and President of On-Site Trading, Inc., a company he co-founded in 1994 and subsequently sold to Watley. As early as the late 1980s he served as an executive officer at Schonfeld Securities and recognized the future of direct market access.

T. Scott Brooks, President of RushTrade Securities, Inc., commented, "The addition of Gary Mednick and his leadership to the RushTrade team is an important and timely development for our Company. We are poised for rapid expansion, and with Gary's proven capabilities in the online brokerage business and his overall knowledge of the Direct Access industry, we are confident that he will be a major contributor to our continuing success."

"RushTrade is a unique opportunity, and I am excited about contributing to the growth of the Company," said Gary Mednick. "RushTrade offers top notch service and has developed strong technology capitalizing on an impressive list of direct routes at a reasonable cost. I believe that RushTrade has the skills and abilities in service, marketing and product development that can be leveraged into a strong position in the direct access online brokerage market," he added.

The New York branch of RushTrade Securities, Inc. is located at 6800 Jericho Turnpike, Suite 120W, Syosset, New York 11791. The new office will provide a presence in the prestigious New York area, the "capital of the financial world."

About RushTrade Group

RushTrade Group operates through two primary wholly owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade"), a fully-disclosed introducing broker/dealer and member NASD, PCX, BSE, SIPC and NFA, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Investor Relations Contact:         Sharron Kuzma
                                    (972) 450-6000
                                    skuzma@rushgroup.com
                                    www.rushfintech.com






                                       7